As filed with the Securities and Exchange Commission on
                                                             May 4, 2000
                                              SEC Registration No. 333-93535



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                      PRE-EFFECTIVE AMENDMENT NO. 2 TO
                       FORM SB-2 REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933


                               TWINVIEW,  INC.
                   ---------------------------------------
                (Name of Small Business Issuer in its Charter)

       Delaware                     5812                   87 - 0620802
      -------------      ----------------------------     -------------
      (State or          (Primary Standard Industrial     (IRS Employer
       Jurisdiction       Classification Code Number)      Identification
       of Incorporation)                                   Number)

                573 East 300 South, Salt Lake City, Utah 84102
                                 801-531-1867
              --------------------------------------------------
             (Address, Including Zip Code, and Telephone Number,
                Including Area Code, of Registrant's Principal
              Executive Offices and Principal Place of Business)

                                  Copies to:
                          Robert N. Wilkinson, Esq.
                       60 East South Temple, Suite 2002
                          Salt Lake City, Utah 84111
                                (801) 533-9645
                              Fax (801) 220-0625

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /__/


--------------------------------------------------------------------------


                       CALCULATION OF REGISTRATION FEE
                       -------------------------------
  Title of
Each Class                                      Proposed
    of                          Proposed        Maximum
Securities       Amount to      Offering        Aggregate      Amount of
   to be            be          Price per       Offering       Registra-
Registered      Registered      Share           Price          tion Fee
-----------------------------------------------------------------------------
Common           350,000        $1.00 per       $350,000       $ 92.40
Stock,           shares           share
$0.001 par
value


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                                TWINVIEW, INC.
                              573 East 300 South
                          Salt Lake City, Utah 84102

                150,000 Shares Minimum/350,000 Shares Maximum

                                 Common Stock

     This is Twinview's initial public offering. We are offering a minimum of 150,000 shares and a maximum of 350,000 shares of common stock. The public offering price is $1.00 per share.

         We intend to apply for a listing on the OTC bulletin board.

     Investing in our common stock involves risks which are described in the "Risk factors" section beginning on page 2 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         The shares are being sold by our officers and directors in a self-underwritten offering with a minimum offering amount of 150,000 shares. If the minimum offering proceeds of $150,000 have not been received from the sale of the shares within 90 days from the date of this prospectus, unless extended by us for up to an additional 30 days, your investment will be promptly returned to you without interest and without any deduction. To purchase shares in this offering, you must purchase at least 100 shares. The offering may be terminated by us prior to the expiration date.

----------------------------------------------------------------------------
                       Price to
                       Public        Commissions       Proceeds to Company
---------------------------------------------------------------------------
Per Share              $1.00           $0.06              $0.94

Minimum                $150,000        $9,000             $141,000

Maximum                $350,000        $21,000            $329,000
----------------------------------------------------------------------------

      The date of this prospectus is _____________, 2000

                              Table of Contents
                              ------------------

Section                                                                  Page
-------                                                                  ----

Prospectus summary ....................................................... 1
Risk factors ............................................................  2
     Risks related to our financial condition............................. 2
          We have no operating history so it will
           be difficult for you to evaluate an
           investment in our common stock................................. 2
          Our independent auditor has expressed
           doubt concerning our ability to
           continue as a going concern.  Unless
           we raise additional capital to
           address this problem we may be unable
           to continue in business........................................ 2
     Risks related to our business........................................ 2
          Our current managers have no experience
           in managing a specialty coffee store
           business.  We need to hire experienced
           managers to assist the business ............................... 2
          Our directors and officers will only devote
           part time efforts to this business due to
           other business interests they have ............................ 3
     Risks related to this offering ...................................... 3
          There is no assurance that the $150,000
           minimum offering amount in this self-
           underwritten offering will be sold.
           Any funds you invest may be unavailable
           for up to 120 days ............................................ 3
Forward-looking statements ............................................... 3
Dilution ................................................................. 4
Use of proceeds .......................................................... 6
Capitalization ............................................................7
Business ................................................................. 9
Management................................................................ 20
Executive compensation ....................................................22
Certain relationships and related party
 transactions............................................................. 22
Security ownership of management and principal
 Shareholders..............................................................24
Management's discussion and analysis or plan
 of operations ........................................................... 26
Terms of offering and plan of distribution ................................31
Description of securities................................................. 34
Legal proceedings .........................................................41
Transfer agent.............................................................42
Experts ...................................................................42

Financial statements...................................................... 42

                              Prospectus summary

Our business

     We were formed for the purpose of designing, constructing, and operating a retail drive-through specialty coffee store in Salt Lake City, Utah.

Corporate information

     Our principal executive offices are located at 573 East 300 South, Salt Lake City, Utah 84102. Our telephone number at that location is (801) 531-1867.

The offering

     Common stock offered by us:        150,000 shares minimum
                                        350,000 shares maximum

     Common stock to be outstanding     800,000 shares minimum
          after the offering:         1,000,000 shares maximum

         Use of proceeds: - for construction of coffee house
                            building and improvements;

                          - for purchase of necessary equipment
                            and personal property;

                          - for sales and marketing expenses;

                          - for rent;

                          - for inventory;

                          - for employee compensation;

                          - for possible acquisitions; and

                          - for working capital.

         The information described above is based on the shares outstanding as of May 2, 2000. The total number of shares that we assume will be outstanding after the offering includes 275,000 shares of common stock to be issued upon conversion of our Series A preferred stock to shares of our common stock on a 1 for 1 share basis at some time in the future.

     Unless otherwise indicated, all information in this prospectus reflects the conversion of all 275,000 outstanding shares of our Series A preferred stock into 275,000 shares of our common stock which shall occur on or before March 22, 2001.

     References in this prospectus to "we," "our" and "us" refer to Twinview, Inc.

                                 Risk factors

Risks related to our financial condition

         We have no operating history so it will be difficult for you to evaluate an investment in our common stock.

     We have no operating history. We were formed on November 5, 1998, and since that time our business activities have been limited to raising funds and searching for a suitable location for our proposed specialty coffee store. There is no assurance we will be successful in the construction, operations, and profitability of our proposed specialty retail drive-through store. We have not yet commenced our primary business purpose. We have no customers as yet, and we will not have any customers until the proposed retail store is constructed, staffed, supplied and operated. We have had no revenue to date.

         Our independent auditor has expressed doubt concerning our ability to continue as a going concern. Unless we raise additional capital to address this problem we may be unable to continue in business.

     As disclosed in Note 3 to our financial statements included in this prospectus, we do not have an established source of revenues sufficient to cover our operating costs to allow us to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to complete this offering successfully and/or to raise additional capital through other means.

Risks related to our business

         Our current managers have no experience in managing a specialty coffee store business. We need to hire experienced managers to assist the business.

     None of our present management has had prior experience in managing or operating a specialty coffee store as we propose to do. We intend to locate and hire one or more managers with significant prior experience. We believe that having experienced managers will assist the business in running more efficiently and in attracting and retaining customers. We currently have no commitment to hire any experienced managers, but we believe that persons with prior management experience may be located and hired in the Salt Lake City, Utah area.

         Our directors and officers will only devote part time efforts to this business due to other business interests they have.

     The amount of time which our officers and directors will devote to our business will be limited. Our directors and officers also serve as officers, directors, controlling shareholders and/or partners of other entities engaged in a variety of businesses. Thus, there exists potential conflicts of interest including, among other things, time, effort and corporate opportunity
involved in participation with such other business entities.   It is not
anticipated that any of such other business interests will be ones that are, or will be, in competition with us.

    Risks related to this offering

         There is no assurance that the $150,000 minimum offering amount in this self-underwritten offering will be sold. Any funds you invest may be unavailable for up to 120 days.

         The shares are being sold by our officers and directors in a self-underwritten offering with a minimum offering amount of 150,000 shares. No individual or firm is committed to purchase or take down any of the shares. There is no assurance that any portion of the shares will be sold. You could invest money for as long as 120 days and have your investment returned without interest. Anytime after the minimum amount is received prior to termination of the offering, the escrowed funds will be transmitted to us and shares will then be issued and no refunds will be made to you thereafter.

                          Forward-looking statements

     Many statements made in this prospectus under the captions "Prospectus summary," "Risk factors," "Management's discussion and analysis or plan of operations", "Business" and elsewhere are forward-looking statements that are not based on historical facts. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including those discussed under "Risk factors."

     The forward-looking statements made in this prospectus are based on events through the date on which the statements are made.

Dilution

     For purposes of computing dilution in the net tangible book value of our common stock, and for general ownership, control and voting purposes described in this section of the prospectus, all shares of Series A preferred stock have been treated as having been converted to shares of our common stock on a 1 for 1 share basis. The following table summarizes the comparative ownership and capital contributions of existing common stock shareholders and investors in this offering as of December 31, 1999:

                        Shares  owned     Total consideration   Average
                    --------------------- --------------------  price per
                     Number      %         Amount      %        share
                    ---------- ---------- ----------- --------- ----------
Present
shareholders
 Minimum offering     650,000    81.25%    $232,853     60.82%    $ .36
 Maximum offering     650,000    65.00%    $232,853     39.95%    $ .36

New investors
 Minimum offering     150,000    18.75%    $150,000     39.18%    $1.00
 Maximum offering     350,000    35.00%    $350,000     60.05%    $1.00


     The table appearing above has been prepared assuming that none of the present shareholders purchases additional shares in this offering. It assumes that all outstanding shares of Series A preferred stock are converted to shares of common stock on a 1 for 1 share basis, and it includes $19,103 cost of architectural plans contributed by initial shareholders.

     Our pro forma net tangible book value as of December 31, 1999 was $172,740 or approximately $0.266 per share. Pro Forma net tangible book value per share represents our total tangible assets less our total liabilities divided by the number of shares of our common stock outstanding. For purposes of calculating dilution, all shares of Series A preferred stock have been treated as having been converted to shares of common stock on a 1 for 1 share basis.

         Pro forma net tangible book value dilution per share represents the difference between the amount paid per share by purchasers of common stock in this offering and the pro forma net tangible book value per share of common stock as adjusted to give effect to this offering.

         After giving effect to the sale of the minimum offering of 150,000 shares of common stock offered at $1.00 per share, and assuming conversion of the Series A preferred stock to common stock on a 1 for 1 share basis, our as adjusted net tangible book value as of December 31, 1999 would have been approximately $293,740 or approximately $0.367 per share of common stock. This represents an immediate increase in pro forma net tangible book value of approximately $0.101 per share to existing shareholders and an immediate dilution of approximately $0.633 per share to new investors in this offering.


     After giving effect to the sale of the maximum 350,000 shares of common stock offered at $1.00 per share, our adjusted net tangible book value as of December 31, 1999 would have been approximately $481,740 or approximately $0.482 per share of common stock. This represents an immediate increase in pro forma net tangible book value of approximately $0.216 per share to existing shareholders and an immediate dilution of approximately $0.518 per share to new investors in this offering. The following table illustrates the dilution per share to new investors as of December 31, 1999:

                                     Assumes       Assumes
                                     minimum       maximum
                                     offering      offering
                                     --------      --------

Initial public offering price         $1.00         $1.00
      per share

Pro forma net tangible book           $0.266        $0.266
     value per share as of
     December 31, 1999

Pro-forma net tangible book           $0.101        $0.216
     value increase per share
     attributable to new
     shareholders

As adjusted net tangible book         $0.367        $0.482
     value per share after offering

Dilution per share to new             $0.633        $0.518
     shareholders
______________________

For a description of the conversion rights, redemption rights and liquidation preference of Series A preferred stock see "Description of securities."

                               Use of proceeds

     The net proceeds to be realized by us from this offering, after deducting estimated commissions and offering related expenses of $20,000 is approximately $121,000 if the minimum number of shares is sold and $309,000 if the maximum number of shares is sold.

     The first $70,000 will be used in addition to approximately $150,000 of the net proceeds of our 1999 private placement offering to acquire a lease of real property, construct the proposed specialty coffee store building and to purchase necessary equipment and personal property. We propose to use the net proceeds as follows:


                             Assuming sale of            Assuming sale of
Description                  minimum offering            maximum offering
_____________________________________________________________________________
Construction of                 $ 20,000                   $ 20,000
building

Acquire lease and               $ 50,000                   $ 50,000
purchase equipment
and personal
property

Sales and                       $  5,000                   $ 10,000
marketing expenses

Rent                            $ 12,000                   $ 24,000

Inventory                       $ 10,000                   $ 20,000

Employee
compensation                    $ 20,000                   $ 40,000

    Reserve for                 $     -0-                  $110,000
possible expansion
of the business

Working capital
reserve                         $  4,000                   $ 35,000

Total                           $121,000                   $309,000


     We have obtained building estimates to construct the coffee store building and improvements ranging from approximately $152,000 to $185,000, and we believe we will be able to complete the construction for approximately $165,000, most of which will be paid from existing funds.

         In the event the maximum offering amount is raised, funds are allocated for possible business expansion purposes. This includes possible acquisitions of complementary businesses or possibly opening a second location. We presently have no commitments or agreements, and we are not involved in any negotiations, with respect to any expansion plans or acquisitions.

         The working capital reserve may be used for general corporate purposes to operate, manage and maintain the specialty coffee store.

     The amounts set forth in the use of proceeds table merely indicate the proposed use of proceeds, and actual expenditures may vary substantially from these estimates depending upon market and economic conditions once operations are commenced. We may, in the future, seek additional funds through loans or other financing arrangements.

         Pending expenditures of the proceeds of this offering, we may make temporary investments in money market accounts, insured certificates of deposit and/or in insured banking accounts.

     We presently do not pay our officers and directors any amount of salary. In the event we are successful in completing this offering, we propose to then begin paying our officers approximately $35.00 per hour for future services while they work part time for us. Any full time employees, including officers if they work full time, will be paid salaries competitive in the industry, subject to our ability to do so.

                                Capitalization

     The following table sets forth our capitalization as of December 31, 1999:

     - on an actual basis; and

     - on a pro forma basis to reflect the sale of the minimum and maximum amount of securities in this offering after payment of related commissions and offering expenses:


                                           As of       After      After
                                         December 31,  minimum    maximum
                                            1999       offering   offering
                                        ------------- ---------- ---------
Debt:                                   $    4,562    $   4,562  $  4,562

Stockholders Equity:

- Preferred Stock, $0.0001 par value,   $      28     $      28  $     28
2,500,000 shares authorized; 275,000
shares issued and outstanding

-Common Stock, $0.0001 par value,       $      38     $      53  $     73
17,500,000 shares, authorized;
375,000 shares issued and outstanding,
525,000 shares as adjusted for the
minimum offering and 725,000 shares
as adjusted for the maximum offering

Additional Paid-in Capital              $ 219,233     $ 369,218  $569,198

Deficit Accumulated During              $ (46,559)    $ (75,493) $(87,493)
the Development Stage

-Total Shareholder's Equity             $ 172,740     $ 293,740  $481,740
                                        ----------    ---------- ---------

Total Capitalization                    $ 191,377     $ 312,377  $500,377
                                        ==========    ========== =========

                                   Business

Introduction

     We are a newly formed, developmental stage company, and we have not yet engaged in our proposed business. Although our officers and directors have had no prior experience in our proposed business, they have had experience in numerous unrelated businesses. From their personal experience over the years in the Salt Lake City area with various other companies, management believes that the establishment of a new retail drive-through coffee store at an appropriate location may be a successful business venture. A brief discussion of our management's plans follows.

Twinview, Inc.; its history and organization

     Twinview, Inc. was incorporated in the State of Delaware on November 5, 1998. We intend to construct and operate a drive-through retail specialty coffee store in Salt Lake City, Utah through our wholly owned subsidiary, Cafe Detour, L.L.C., a Utah limited liability company formed in November 1998.
Cafe Detour, L.L.C. has not yet commenced principal business operations.

     It is our intention to identify an appropriate business location, secure a lease of the property upon which the coffee store building is to be built, and then construct the proposed retail drive-through coffee store on the property, following the successful completion of this securities offering.
Our proposed business is to operate the specialty coffee store. After this offering has been completed, we believe it will take approximately one or two months to complete site selection and obtain a lease, and another approximately four to six months to complete construction and furnishing of our proposed store and to hire and train employees before the store will begin its operations.

     We have had a reputable architectural firm design, draft and complete detailed working drawings or blue prints of a proposed retail drive-through coffee store. The plans will be submitted to the appropriate government agencies in Salt Lake City, Utah for review and approval once a location for the retail coffee shop has been secured.

     The architectural firm was selected for its experience in designing some of the recently completed retail coffee stores with which we must compete. It recently designed, submitted and received approval of four Starbucks(R)
Coffee Inc. Salt Lake City
locations. All of the above locations are operating stores as of the date of this prospectus.

     The architectural firm has experience in the design of drive through retail coffee stores similar to our proposed store. By their nature of operation, drive-through coffee stores are confined in space. The efficiency of design is critical. Our design provides for two traffic lanes on each side of the building. It allows six automobiles on each side of the structure to bring customers onto the premises. We believe this design is the most practical and efficient for any intersection corner location which we are seeking.

     The importance for universal design attributes to be incorporated into the building's structural design has been stressed. These principles, when incorporated into a comprehensive set of plans, can be used at other similar locations. Our initial plan is to construct a retail coffee store at one location. In the event that the initial store is successful, then we may attempt to expand our business by adding additional stores at other locations in the future. Should this occur, we believe our architectural plans may be used for future locations with minor expense for modifications to suit each building site.

     We believe that practical considerations in the design process as well as the importance of planning in design for efficient operation have been addressed. Another consideration in constructing a new building and creating a new site is the appropriate blending of new structures within existing neighborhoods. We believe our design for our retail coffee drive-through store is one which will be acceptable in a variety of neighborhoods. Management believes our proposed structure is architecturally pleasing in its design, physical aspects and practical application. We believe our proposed structure enhances and beautifies the site location and will be a welcome addition to the area selected.

     We believe the growth and vitality of the Salt Lake valley area will enhance our growth opportunities and chances for a successful retail operation. Management believes that as population grows in a given area there is additional economic room for competing businesses to enter the market. There is no guarantee that current growth rates will continue. They may decline without warning.

     Management believes that Salt Lake City has and will continue to be a good location for the successful operation of a retail drive-through coffee store. The officers and directors of Twinview, Inc. have substantial business contacts in the greater Salt Lake City area and believe that this will aid us in our business efforts.

Critical site location

         We believe the location selected for our drive-through retail coffee store will be crucial to our success. Our site selection study was performed by Mr. John Girvan. It focused on traffic flow into and out of the Salt Lake City downtown core area from the east bench, and the northeast and southeast suburban neighborhoods of residential Salt Lake City.

         We are looking at several site locations which are available for lease and which meet our search criteria including convenient access from arterial streets towards the downtown core of Salt Lake City. We are concentrating our location search to the area east of and slightly south of the downtown core area of Salt Lake City, Utah primarily between 100 South Street and 2100 South Street and between 400 East Street and 1300 East Street. Once we select a site, we will attempt to negotiate a suitable lease of the land upon which the store will be built. If we are unable to negotiate acceptable lease terms with the property owner, we will seek an alternate site. No assurance can be given that we will be able to secure acceptable lease terms on a suitable site.

Traffic flow

         Our morning traffic flow target is those vehicles carrying professional persons residing in the east bench, and the northeast and southeast suburban areas of Salt Lake City traveling to work in the downtown area of Salt Lake City.

Optimum sales hours

     Through our research and study of our competitors' businesses we believe peak revenue hours during weekdays will be in the morning hours and the afternoon hours, specifically from 6 a.m. through 11:00 a.m. in the morning and from 3:00 p.m. through 6:00 p.m. in the afternoon. We believe we will be able to identify and respond quickly to demand changes and traffic volume flow with regards to labor and product supply.

Weekend business

         Through our research and by observing competitors' businesses, we believe that business during weekend business hours will be fairly constant, although less than during week days.

         Our proposed site search area enjoys a fairly constant flow of traffic during weekends. Liberty Park experiences a substantial increase in use by the members of the Salt Lake City community during weekends and is within our site search area. Seasonal trends in park use have a direct effect on the numbers of community residents using the park, and on potential customers for our proposed business. Retail business from both pedestrians and customers driving to and from Liberty Park during spring, summer and fall would presumably be higher than in the winter months. However, there is no guarantee of any substantial business coming from patrons of Liberty Park during any seasonal time of year.

Financing

     We are dependent upon raising capital through this offering to commence our proposed business. We believe equity financing is in our best interest to enhance our prospects for success. Our assets are extremely limited, and we do not anticipate that we will be able to secure a lease on suitable property, construct the proposed coffee house building and commence active business operations without the proceeds from this offering. We have no significant debt at present and we have no plans to acquire debt in the immediate future. However, there is no assurance that we will not acquire debt in future, and may require infusions of cash from time to time through equity or debt.

    Property lease for proposed site location

     We do not plan to purchase real property for our proposed retail coffee store site location. We believe leasing property for our proposed project is preferable since it will allow us to commence business with a smaller capital investment. We have identified several properties which we believe are suitable for our proposed retail location and we have had lease discussions with the owner of one possible property location. We will be thorough in our due diligence research to attempt to verify that any property we lease will be free and clear of environmental hazards, buried fuel tanks, liens and unacceptable encumbrances and other liabilities. We intend to have any final lease agreement reviewed by our legal counsel.

Construction phase

         After a minimum of $150,000 has been raised in this offering, and once we have obtained a lease on a suitable location, the construction phase of our business plan will begin. This will involve obtaining necessary governmental approvals for building permits, etc., and building the actual coffee store building and surrounding improvements. We have received estimates to build from reputable and bonded construction firms local to the Salt Lake City area ranging from approximately $152,000 to $185,000 to complete our proposed retail drive-through coffee store per architectural plans submitted to those companies by us. As we move closer to successful completion of this offering we plan to select one of the general contracting firms with which we have received a bid.

     Construction: time to completion

     We believe, based on discussions with our architectural firm that a realistic time to complete our construction and to commence business is 90-120 days from the date construction is commenced. However, construction projects can be delayed or stopped indefinitely for many reasons not within our control; specifically but not limited to acts of God, adverse weather conditions, labor strikes, changes in government regulation and law, etc. We can not guarantee timely completion of our proposed building project.

     Construction phase: completion

     Upon completion of the construction phase of our planned coffee store building, we intend to hire staff, train new employees, begin to advertise and commence business at our new facility.

Attracting experienced employees

     Management has interviewed potential employees with prior work experience from other retail coffee store locations. We believe we will be able to attract experienced and competent labor to fill required positions at appropriate wage and expense levels.

Proposed products

     We plan to offer a full range of appropriate and select premium products at our proposed retail drive-through coffee store. Our proposed store should be classified as a "specialty" retailer since our proposed products differ from a common "coffee shop". Our primary customers will arrive at our location in automobiles. It is in our interests and the customers' desires to facilitate sales as efficiently and as quickly as possible. We have fashioned our proposed products and designed our proposed building and necessary equipment accordingly. Our proposed products will be accentuated to demand and time of day. Specifically, coffee and specialty coffee products will be the base mainstay of our proposed product line.

     Beverages

     We propose that our beverages will include decaffeinated and caffeinated freshly ground whole bean coffees of different and assorted flavors; specialty coffee drinks including cappuccino, latte, breve, espresso, mocha lattes and breves, iced coffee products, flavored additives including low calorie milk; teas of various flavors and origins including caffeinated and herbal, hot chocolate, bottled mineral water, select bottled flavored soft drinks, specialty Italian flavoring for both hot and cold beverages and specialty slushed iced flavored drinks.

     Baked products

     We plan to offer a delicious line of freshly baked pastries and rolls, cakes and cookies as well as traditional specialty coffee store pastries such as Biscotti and Italian pastries. We plan to remain vigilant and attentive to customers' desires regarding products we will offer in the future and seasonally.

      Sandwiches and salads

         We intend to offer specialty sandwiches and salads on an experimental and seasonal basis. We believe that selected specialty food products are in demand when coupled with the convenience of location to customers and drive-through design of our proposed store. We intend to focus this approach on potential business coming from patrons using Liberty Park in the spring, summer and fall months, although we will remain vigilant regarding additions and subtractions to our product line remaining sensitive to customer demand, volume, and profit margin considerations.

         We believe we will be able to react quickly to changing product demand. However, there is no assurance that we will be accurate in assessing customer demand for specific products or that we will be successful in marketing those products profitably.

      Seasonality of product mix

         The Salt Lake City area has four distinct and different seasons which must be observed in relation to seasonally changing customer demands in product desires and seasonally changing customer habits.

         National statistics indicate that consumption of coffee in North America varies with the seasons of the year. However, these statistics may be misleading as they do not differentiate between all coffee consumed and specialty coffee and related products consumed. Through our observations and study efforts, we believe there is a difference in coffee and coffee products consumption trends on a seasonal basis in the Salt Lake City area. We also believe that while general coffee consumption fluctuates seasonally, the consumption of specialty coffee drinks fluctuates seasonally as well. As an example, during warmer weather regular patrons of our competitors' stores consume more iced coffee beverages than they normally would in the colder months.

Product suppliers

     We will have access to numerous suppliers of our proposed products. None of our proposed products are rare or in short supply at this time. We do not foresee becoming dependent upon one or a few suppliers for delivery and procurement of our proposed products. Our proposed products are not classified as critical or special and are not rare or exotic. Coffee fluctuates in price as any commodity does through the natural forces of supply and demand.

     For our price forecasts of supplies we use long term price trends and posted average yearly prices of the commodities we propose to utilize. For our proposed specialty baked goods there are a number of suppliers in the greater Salt Lake City area. We intend to use specific suppliers on a trial basis. We may post prices paid to suppliers conspicuously and in plain view at our delivery acceptance door to foster a competitive spirit among our suppliers.

Marketing

     Customer incentives

     We plan to offer customers incentives to become regular patrons of our store. These incentives may include but not be limited to competitive pricing, a coffee punch card and consistent quality products.

     Competitive pricing

         Competitive pricing of our proposed products relative to competitors' products will be important to our success. We have observed that local pricing of related specialty coffee products in the Salt Lake City area are higher than in the Seattle, Washington area where competition is brisk and vibrant, and the number of specialty coffee stores is much higher than in the Salt Lake City area.

         We believe that specialty coffee stores in the Salt Lake City area are enjoying a higher profit margin on their product offerings than they would if there were more stores competing, as evidenced in the Seattle area. We have no plans to slash prices upon entering the specialty coffee retail industry in the Salt Lake City area. However, we believe there is room to discount prices below that of our competition; at least in the beginning weeks of our initial debut in the market. Also, we feel that as more competition enters the specialty coffee market profit margins may decline.

     Coffee punch card

     We intend to initially offer a coffee punch card to customers. Frequent patron volume discount punch cards are a common, but not consistently used, means of promoting customer loyalty in the specialty coffee retail industry in the Salt Lake City area. The coffee punch card is usually a business card sized piece of stiff paper with the offering company's logo or name printed upon the surface with approximately 10 boxes printed upon the surface of the card.

     The card is punched each time a minimum required purchase is made. When the customer's punch card has been punched the required number of times, the customer is entitled to one unit of representative product free of charge, and offered another punch card. This is a price discount on a volume basis, and we believe it is effective in returning customers to the establishment that originally issued the card.

     Consistent quality products

     We believe the best incentive to customer loyalty is consistent quality products at fair competitive prices. We believe that many of our proposed customers will patronize our store only once per day in the morning on their way to work. It is extremely important to us that we can deliver a consistent quality product to that customer every morning. Consistent quality, convenience and fair competitive pricing are universal and historical reasons customers return to retail establishments. We believe we must deliver our customers these qualities to succeed.

Possible future business expansion

     In the event our initial store is successful, and provided that we are able to obtain additional required financing, we plan to expand our number of
retail specialty coffee stores in the Greater Salt Lake City area   This may
include expanding into the Interstate 15 corridor area extending northward to the City of Ogden, Utah and its environs and southward to the city of Spanish Fork, Utah and its environs, and other potentially suitable locations.

     We believe we can benefit from economies of scale in purchasing products in volume for multiple store locations while the stores in this described area would be considered clustered with regard to close proximity of each other for delivery, service and management considerations. We also believe we may benefit from increased brand name recognition and customer loyalty by expanding. Our expansion plan includes utilizing ground leases to secure each
real property site location.   No assurance can be given that our business
will be profitable and that we will be able to expand to additional locations.

     Assuming our proposed business is profitable, and we are able to expand profitability in the Salt Lake Valley area, then we could expand further on a regional basis. Any regional expansion would commence only when we believe such expansion is appropriate. The factors we deem important in this decision will include, but not be limited to, the following factors:

     - the profitability of our then existing establishment(s);

     - our ability to acquire additional financing needed for expansion;

     - our ability to acquire acceptable leasehold interests in suitable site locations;

     - national and regional economic considerations such as interest rates, unemployment rates, population growth and economic health of any and all potential expansion areas.

Capital requirements for expansion of business

         In our discretion, we may seek capital for expansion or other business purposes through different sources including, but not limited to:

     - capital markets in the form of equity financing or debt financing;

     - mergers and/or acquisitions; and

     - strategic relationships with other companies including, but not limited to, our competition.

         We presently have no commitment for any such financing, and we can give no assurance that we will be able to obtain any additional financing.

Competition

         Competition in the specialty coffee industry can be intense. There is significant competition in the Salt Lake City area, but it is not as intense as it is in other areas of the country where there are more specialty coffee stores densely located, and where prices are lower. All of our present competitors are established, operating and have loyal clientele returning to their stores repeatedly to buy their products. Some of our competitors have a multiple year operating history and have a distinct competitive advantage over our planned entry into the specialty retail coffee industry within the Salt Lake City area. We will compete directly with companies which have substantially greater financial resources, experience and more substantial marketing organizations than we do.

         If we fail to successfully promote and develop an awareness of our Twinview brand name, or encounter legal obstacles which prevent our continued use of our brand name, our revenues and the value of your investment could be materially adversely affected. We believe that building awareness of our brand name is critical to achieving acceptance of our business. Brand recognition is a key differentiating factor among specialty coffee houses. In order to build and maintain brand awareness, we must succeed in our marketing efforts, and provide high quality services and products. Failure to successfully build and maintain awareness of our brand name could reduce the value of your investment.

     Some or all of our competitors have their stores located in competitively viable locations within Salt Lake City. These economically viable locations and their customers' familiarity with their locations are a real competitive advantage over our proposed entry into the retail specialty coffee business in the Salt Lake City area. Some or all of our competitors enjoy name brand recognition associated with the products they offer their customers. One competitor is STARBUCKS COFFEE COMPANY INCORPORATED which enjoys the benefits of a national name brand. It operates numerous locations in the Salt Lake City area.

     Following is a list describing the number of stores of many of our competitors located within or near our proposed site search area:

                        GREATER SALT LAKE AREA  WITHIN FIVE
NAME                       NUMBER OF STORES       MILES      DRIVE THROUGH
-----                      -----------------   ------------  --------------
Bad Ass Coffee Company             2               1           YES   (1)

Beans and Brew                     4               2           NO

Cafe Espresso                      2               1           YES   (2)

Java Hut                           3               1           YES   (3)

Millcreek Coffee Roasters          3               1           NO

Squirrel Brothers                  1               1           YES   (1)

Salt Lake Roasting Company         1               1           NO

Starbucks(R) Coffee Company
   Incorporated                    4               2           NO

     We recognize that we will face substantial competition in establishing our proposed retail drive-coffee store in the Salt Lake City area. We believe we will be able to compete successfully. We intend to compete on the basis of price quality of products, and product mix, as well as by using a drive-through design which saves customers time. However there is no guarantee or assurance we will be able to successfully compete or survive financially given the competition that exists, in the specialty coffee retail environment within the Salt Lake City area.

                                  Management

         All officers of Twinview serve at the pleasure of the board of directors. All officers will hold office until the next annual meeting of the board of directors. There is no person who is expected to make any significant contribution to the business of Twinview other than the current officers and directors. We do not have employment agreements with any of our officers or directors.

         The officers and directors of Twinview each have over 10 years of management experience in businesses unrelated to the type of business proposed by us. We believe that the diverse areas in which the officers and directors acquired their experience is important in building a well rounded management base. Our management has extensive experience in the following areas:

     - sales;

     - marketing;

     - computer hardware;

     - investment and capital markets;

     - accounting; and

     - operations.

         The officers and directors have spent various amounts of time investigating the specialty retail coffee business in Salt Lake City. Their management experience includes real property development, natural resource development, management of a video game software publishing company, and management of both publicly and privately held companies.

         Following the completion of this offering Mr. Girvan intends to devote substantially full time efforts to Twinview, Inc. through the construction phase and through approximately the first six months of the store's operations. He anticipates that he will then reduce his time commitment to Twinview, Inc. to approximately 20 hours per week. Mr. Hogle intends to devote approximately 25-30 hours per week to Twinview, Inc. during the construction phase and through the first six month's of the store's operations. He anticipates that his time commitment to Twinview, Inc. will then decrease to approximately 20 hours per week.

         In the event that our business is successful and we are able to increase the number of our store locations, then Messrs. Hogle and Girvan may increase their respective time commitments to Twinview, Inc.

     Patrick K. Hogle - President, and Director. Mr. Patrick K. Hogle, age 38, has served as the president and as a director of Twinview, Inc. since its inception in November 1998. Mr. Hogle has served as Vice President and a director of Electro Brain International Corp., a publicly held video game publisher, since March 1990. Mr. Hogle has been a co-manager and co-owner of JHCRPN, LLC, a privately held limited liability company actively involved in the brine shrimp egg industry since approximately January, 1995. Mr Hogle was a registered securities sales person from approximately 1983 until approximately January, 1991. Mr. Hogle has spent many years co-managing a family owned business of which he is part owner.

     John S. Girvan - Secretary/Treasurer and Director. Mr. Girvan, age 49, has served as Secretary, Treasurer and as a director of Twinview, Inc. since its inception in November 1998. Since approximately January 1995, Mr. Girvan has been a co-manager and co-owner of JHCRPN, LLC, a privately held limited liability company actively involved in the brine shrimp egg industry. Between 1973 and January 1995, Mr. Girvan worked in the commercial fishing industry in the northern Pacific Ocean and the Bering Sea as a captain and owner of fishing vessels. Mr. Girvan has spent most of his professional career in the finding and procurement of various natural resources, including wild Alaska seafood products and wild artemia salina: a brine shrimp cyst indigenous to the Great Salt Lake in Utah, used in the aquaculture industry world wide as a wild fish food product. Mr. Girvan also has a background in contracting and construction in the northwest United States. Mr. Girvan has been a self employed entrepreneur most of his adult life.

                            Executive compensation

     As of the date of this prospectus, none of our officers or directors have received any cash compensation from Twinview, Inc., except:

      - through the payment of rent as described in the "Certain relationships and related party transactions" section of this prospectus;

      -  Mr. Girvan has received approximately $3,500 for past services; and

      -  Mr. Hogle has received approximately $2,000 for past services.

         Following a successful completion of this offering, and while the officers and directors are working part-time for Twinview they will be compensated at a fair, equitable and competitive hourly rate. If and when the officers and directors ever become full-time employees of Twinview they may be compensated with salaries that are competitive in the industry.

Summary compensation table

     There were no stock awards, restricted stock awards, stock options, stock appreciation rights, long-term incentive plan compensation or similar rights granted to any of our officers or directors. None of our officers or directors presently holds directly any stock options or stock purchase rights. We have no retirement, pension profit sharing, or other plan covering any of our officers and directors.

Stock option plans

     As of the date of this offering, we have no outstanding stock options held directly by our officers or directors, and we have adopted no formal stock option plans for our officers, directors and/or employees. We reserve the right to adopt one or more stock options plans in the future. As of the date of this offering, we have no plans to issue additional shares of our common or preferred stock or options to acquire the same to our officers, directors or their affiliates or associates.

             Certain relationships and related party transactions

Related party transactions

     Office rent

     We pay rent of $100 per month for office space to three of our principal shareholders, one of which, Mr. Hogle, is an officer and director of Twinview, Inc. Our office consists of one room with approximately 120 square feet and a telephone, and access to other common areas which include the use of a fax machine, photocopy machine and conference room. The lease arrangement is on a month to month basis. The building in which our office is located is owned directly or indirectly by Patrick K. Hogle, Claire A. Singleton and RP II, Ltd., principal shareholders of Twinview, Inc.

     Purchase of common stock

     The architectural plans for the proposed building were acquired from our four principal shareholders at their actual cost. Mr. Hogle is the general partner and primary owner of Buckaroo, Ltd. Mr. Girvan is the general partner and primary owner of JGPG Ltd. The four principal shareholders of Twinview, Inc. each acquired 93,750 shares of common stock. Together they contributed architectural plans which cost $19,103 and a total of $7,500 cash to Twinview, Inc. for their shares of common stock.

     Future construction of coffee store building

     We propose that the construction of the coffee store building will be contracted and over seen either by an independent contractor or by Mr. Girvan, a principal shareholder and officer and director. If Mr. Girvan provides general contractor services in connection with the construction of our proposed coffee house, Mr. Girvan will receive a reasonable payment of up to 15% of the total cost of construction and completion of the coffee store and premises.

Resolving conflicts of interest

     The board of directors has determined that its directors are to disclose all conflicts of interest and all corporate opportunities to the entire board of directors. Any transaction involving a conflict of interest engaged in by Twinview, Inc. shall be on terms not less favorable than that which could be obtained from an unrelated third party. A director will only be allowed to pursue a corporate opportunity in the event it is first disclosed to the board of directors and the board determines that Twinview, Inc. shall not pursue the corporate opportunity.

                       Security ownership of management
                          and principal shareholders

        As of May 2, 2000 there were 375,000 shares of Twinview, Inc.'s common stock issued and outstanding and 275,000 shares of Twinview, Inc.'s Series A preferred stock issued and outstanding. Series A preferred stock is convertible to common stock on a 1 for 1 share basis, and has been treated as having been converted to shares of common stock in the table below. The following table sets forth, as of May 2, 2000, the common stock ownership of each person known by us to be the beneficial owner of 5% or more of Twinview, Inc.'s common stock. It also sets forth, as of May 2, 2000, the common stock ownership of each director and executive officer of Twinview, Inc., and all of our officers and directors as a group. Each person has sole voting and investment power with respect to the shares shown.

                                            Percentage of outstanding shares
                                                  of common stock

                                                      After          After
                               No. of     Before     minimum      maximum
                               shares     offering   offering     offering
_____________________________________________________________________________
Buckaroo, Ltd.                 93,750      14.4%       11.7%        9.4%
220 Kearns Bldg
Salt Lake City,
Utah 84101

JGPG Ltd.                      93,750      14.4%       11.7%        9.4%
1494 E. 3350 So.
Salt Lake City,
Utah 84106

Claire A. Singleton           111,750      17.2%       14.0%       11.2%
573 E. 300 South
Salt Lake City,
Utah 84102

RP II, Ltd.                   107,750      16.6%       13.5%       10.8%
573 E. 300 South
Salt Lake City,
Utah 84102

The 2 officers                187,500      28.8%       23.4%       18.8%
 and directors
 as a group

     The table assumes that all shares of Series A preferred stock that have been sold by Twinview, Inc. have been converted to shares of common stock on a 1 for 1 share basis. In the event Twinview, Inc. redeems all outstanding shares of Series A preferred stock prior to this conversion, then each of the four principal stockholders would own between 17.9% and 21.3% of the outstanding shares of common stock if the minimum offering is sold and between 12.9% and 15.4% of the outstanding shares of common stock if the maximum offering is sold.

     Buckaroo, Ltd. is a Utah partnership principally owned by Patrick K. Hogle who is the general partner. Mr. Hogle's brothers own small minority interests in Buckaroo, Ltd.

     JGPG Ltd. is a Utah partnership principally owned by John S. Girvan who is the general partner, and his son Peter Girvan.

     Claire A. Singleton is the mother of Ronald A. Johnson. Mr. Johnson is the general partner and a principal partner of RP II, Ltd.

     RP II, Ltd. is a Utah partnership principally owned by Ronald A. Johnson who is the general partner, and his son Parker Johnson. Ronald A. Johnson is the son of Claire A. Singleton.

     All common shares held by the officers, directors and principal shareholders listed above are "restricted or control securities" and are subject to limitations on resale. The shares may be sold in compliance with the requirements of Rule 144, after a minimum one year holding period has been met. All of the common shares held by the officers, directors and principal shareholders were issued in November 1998. There are no contractual arrangements or pledges of Twinview, Inc.'s securities, known to us, which may at a subsequent date result in a change of control of Twinview, Inc.

         Rule 13d-3 generally provides that beneficial owners of securities include any person who directly or indirectly has or shares, voting power and/or investment power with respect to such securities; and any person who has the right to acquire beneficial ownership of such security within 60 days.


         Any securities not outstanding which are subject to such options, warrants or conversion privileges exercisable within 60 days are treated as outstanding for the purpose of computing the percentage of outstanding securities owned by that person. But such securities are not treated as outstanding for the purpose of computing the percentage of the class owned by any other person.

          Management's discussion and analysis or plan of operations

Overview

         Twinview, a development stage company, was formed on November 5, 1998, to engage in the retail drive-through coffee business. Specifically, we intend to obtain a lease on real property in Salt Lake City, Utah, construct a building and develop the associated site location of our proposed retail drive-through coffee store per our architectural plans. Twinview, Inc. will then commence operation of the proposed business.

     We intend to offer our products in an efficient and timely manner to our customers. We intend to offer our customers quality, delicious products at fair and competitive prices. We intend to compete vigorously in the specialty coffee industry within the Salt Lake City area.

Plan of operation

     During the next 12 months, our plan of operation consists of the following:

     - Attempt to raise $150,000 or more in this offering;

     - Acquire a lease on suitable property within the proposed site area;

     - Construct the proposed coffee house building and other related improvements on the site which is eventually selected;

     - Adequately furnish the coffee house building with equipment necessary to the business;

     - Hire and train approximately nine or ten employees;

     - Commence business operations; and

     - Work towards making the business profitable.

Accomplishing our 12 month plan of operations is dependent on Twinview, Inc. being able to raise $150,000 or more by successfully completing this offering. Becoming profitable will also depend on additional factors, some of which are beyond our control. As of the date of this prospectus we have no commitments for any portion of this offering.

    Our current cash is sufficient to pay all the expenses of this offering.

Management's discussion and analysis of financial condition and results of operation

    Our activities to date have been limited to our formation, property site study, the completion of a private placement of 275,000 shares of our Series A preferred stock for $206,250 in gross offering proceeds, and the preparation of this offering.

     Liquidity and capital reserves

     Presently our liquid resources are sufficient to pay all of the costs of this offering and to pay for most, of the construction costs of our proposed building. We are dependent on completing this offering successfully in order to obtain the funding necessary to implement our business plan described above. Our auditors have issued a "going concern" opinion in Note 3 of our audited financial statements which forms a part of this prospectus, indicating that we do not have an established source of revenues sufficient to cover our operating costs and to allow us to continue as a going concern. It is our intent to complete this offering to provide us with the funds to build and operate a coffee house.

     To the extent we are able to obtain substantial capital for our use and purposes from this offering, we will be able to move out of the planning and pre-implementation stage and proceed with our business plan.

     Our business plan requires substantial funding which we are seeking through this offering. If we successfully complete the minimum offering but raise less than the maximum offering, we do not expect to seek debt financing.

     The officers and directors decided at the time of incorporation that Twinview, Inc. would offer shares of our Series A preferred stock and shares of our common stock in an attempt to finance our initial capital needs. We have successfully completed and closed the sale of shares of Series A preferred stock as reflected in our financial statements.

     Together with existing funds, the net proceeds from the sale of the minimum offering as outlined within this prospectus, we believe we will have sufficient working capital to meet anticipated capital needs for the next 12 months. After that, additional funds will need to be generated either from internal operations or obtained from equity or debt financing, for which we have no commitments.

     Since we can provide no assurance that our efforts in this offering will be successful, we intend to actively pursue other financing or funding opportunities. Agreements for these types of financing arrangements will only be entered into if, in our opinion, they provide a less expensive and/or more stable form of financing or funding.

     Employees

     As of the date of this prospectus, we have no full time employees. Our daily business affairs have been carried out by our officers and directors who provide services on a part-time as needed basis. We anticipate that we will begin having full time employees as soon as the specialty coffee store has been constructed and furnished, and that it will take approximately two or three full time employees and approximately seven or eight part time employees to properly staff the coffee house once it is completed.

     Revenue

     We have had no revenues from operations. In the event this offering is successful we anticipate we will be able to complete our proposed construction project and begin operation of our retail location. We do not anticipate generating any revenues, other than nominal interest on its cash balance, until the proposed drive-through retail coffee store has been built, furnished and our retail specialty coffee business has been commenced.

     Cost of operations

     Our only operating costs to this point in time have been those costs incurred in connection with Twinview, Inc.'s formation, minimal office rent expenses, and the legal, accounting, printing, and related costs associated with our private placement offering and this offering.

     Gross profits

     We have had no revenues and no gross or net profits as of the date of this prospectus.

     Federal, state and local regulations

         There are no special federal, state or local laws regulating the proposed type of general business retailing that we plan to engage in and there are no special licenses or permits required other than a general business license and public health certificate for food handling which we will obtain. We intend to apply for a general business license once this offering is complete, and we intend to apply for a public health certificate for food handling prior to opening the store for business. We expect both applications to be approved.

     General business factors

     We believe that future periods may be impacted by general economic conditions and various competitive factors including competition from other businesses providing similar products. Additionally, results could also be affected in any given period by circumstantial revenue fluctuations, business interruptions or unplanned for costs associated with events outside our control.

     Other considerations that could have potentially significant impacts upon our operations include: delays in the construction phase of our planned structure and site development, changes in governmental laws or regulations concerning zoning or land use, market demand for our products, availability of capital resources and timing of expenditures in anticipation of increased sales, to name a few.

     External factors - competition

     We face significant and formidable competition from other companies engaged in the same type of business. Competitors range from highly organized and well financed national store chains to single store individually owned family enterprises. We face competition with established, financially sound organizations with loyal clientele and name brand recognition.

     There is also no assurance that our proposed products will meet with public acceptance. However, we believe that our proposed business can become successful, and achieve significant name recognition in the local marketplace.

     Considerations potentially impacting the business

     In the event we successfully complete the maximum offering, we will be able to implement our immediate 12 month business plan and we could also seek and consider new opportunities. We would be better positioned to take advantage of any new opportunities as they may arise.

         Other considerations that can have a potentially significant impact on our operations include:

     - inability to attract return customers;

     - changes in governmental regulations;

     - market demand for our proposed products and services;

     - the ability to develop and maintain helpful relationships providing favorable terms and opportunities;

     - the timely availability of capital;

     - financial difficulties;

     - unexpected cancellation of services; and

     - general economic conditions.


     General and administrative

     It is anticipated that our general and administrative costs will consist primarily of expenses associated with developing our proposed retail location and, upon completion of the construction phase, costs associated with management of operations of our proposed retail store.

     Provision for income taxes

     No provision, or benefit, for income taxes has been made. In the opinion of management, future benefits arising from utilization of the net loss carry forward cannot be reasonably estimated. No deferred asset has been established.

     Net income (loss) from operations

     From inception through December 31, 1999, we have incurred a net loss from operations of approximately $46,559.00.

                  Terms of offering and plan of distribution

Selling the shares of the offering

         Twinview, Inc. will sell shares of its common stock according to this prospectus directly to any and all suitable investors in approved states in which these securities are registered or are exempt from registration. This is a self-underwritten offering with a minimum offering amount of 150,000 shares. Our officers and directors, John S. Girvan and Patrick K. Hogle will sell the shares. They will not receive commissions or other offering remuneration of any kind for selling shares in this offering.

         We may enter into an agency agreement with one or more registered broker-dealers or registered sales agents for the sale of shares, in which event we may pay participating registered broker-dealers or registered sales agents commissions of up to 6% of the offering price of shares actually sold by them. The agency agreement will likely include provisions for mutual indemnification against some civil liabilities, including liabilities arising under the Securities Act of 1933.

         Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons according to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, unenforceable.

     In the event a claim for indemnification against such liabilities other than the payment by us of expenses incurred or paid by any of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being sold in this offering, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         No one has committed to purchase or take down any of the shares offered. In the event that the minimum number of 150,000 shares having a gross subscription price of $150,000 are not sold within 90 days from the date of this prospectus, unless extended by us for up to an additional 30 days, all proceeds raised will be promptly returned to investors without paying interest and without deducting any expenses of the offering. Proceeds from the sale of the shares will be placed in escrow with Brighton Bank, 311 South State Street, Salt Lake City, Utah 84111, no later than noon of the next business day following receipt.

         You will not have the use of your funds, will not earn interest on funds in escrow, and will not be able to obtain return of funds placed in escrow unless and until the offering period expires, which could last up to 120 days.

     In order to purchase shares in this offering, you must subscribe to purchase a minimum of at least 100 shares. No maximum purchase amount has been set by us.

     The shares are offered subject to prior sale, when, as, and if delivered to and accepted by us, and subject to approval of some matters by legal counsel. We reserve the right to withdraw, cancel or modify such offer and to reject any offer in whole or in part. Delivery of the shares will be made to investors promptly upon acceptance of cash and the satisfaction of escrow conditions relating to completion of the minimum offering amount.

The offering price was arbitrarily determined; no public market

         As of the date of this prospectus, there is no public market for our common stock. The offering price of the shares was determined arbitrarily by us. It was not based on any established criteria of value. In determining the offering price and the number of shares to be offered, we considered such factors as our financial condition, our potential for profit and the general condition of the securities market. The offering price of $1.00 per share was decided on by us because we believe that the price of $1.00 per share will be the easiest price at which to sell the shares.

         The offering price should not be considered an indication of the actual value of us or our shares of common stock. The price bears no relation to our assets, book value, earnings or net worth or any other traditional criterion of value. The price of the common stock that will prevail in any market that develops after the offering may be higher or lower than the price you paid.

     There is also no assurance that an active market will ever develop in our securities. You may not be able to resell any shares you purchased in this offering following this offering.

Our common stock and our Series A preferred stock have never been traded on any exchange or market prior to this offering. It has been privately held. Additionally, the 1 for 1 share conversion ratio that applies when shares of Series A preferred stock are converted to shares of common stock was arbitrarily determined by us, and bears no relation to our assets, book value, earnings or net worth or any other traditional criterion of value.

    OTC bulletin board

         We intend to apply to have our shares approved for trading on the OTC bulletin board. We have received verbal assurances from Alpine Securities Corp. of Salt Lake City, Utah that it will act as a market maker in our shares following this offering.

Dividends

     We have never paid dividends on our Series A preferred stock or our common stock. The board of directors presently intends to pursue a policy of retaining earnings, if any, for use in our operations and to finance expansion of our business. The Series A preferred stock bears no dividend. Any declaration and payment of dividends in the future, of which there can be no assurance, will be determined by our board of directors in light of conditions then existing, including our earnings, financial condition, capital requirements and other factors. There are presently no dividends which are accrued or owing with respect to our outstanding stock. No assurance can be given that dividends will ever be declared or paid on our common stock in the future.

How to subscribe

     If you desire to subscribe for shares in this offering, you must complete a subscription agreement and pay the entire subscription amount in wire transferred funds, cash, check or money order upon subscribing. You must deliver the subscription agreement directly to Mr. Hogle or Mr. Girvan.
Checks must be made payable to "Brighton Bank, Escrow Agent for Twinview, Inc.", until you are notified that the minimum offering has been achieved, and then funds may be made payable directly to "Twinview, Inc."

     By signing the subscription agreement you are making a binding offer to buy shares. The subscription agreement also constitutes your agreement to indemnify us against liabilities incurred because of any misstatements and omissions you make in the subscription agreement. All subscriptions are subject to acceptance by us.

     You are urged to consult your own counsel and accountant with respect to the merits of an investment in the shares.

Purchases by officers, directors and principal shareholders

     Our officers, directors and principal shareholders and persons associated with them may purchase some of the shares being offered according to this prospectus, not to exceed 33% of the shares sold in this offering. They may purchase shares in order to satisfy the 150,000 share minimum, provided that their combined purchases do not exceed 33% of the shares sold. Any securities purchased by our officers, directors, and principal shareholders will be purchased for investment purposes only and not for the purpose of redistribution. Moreover, it is not intended that the proceeds from this offering will be utilized, directly or indirectly, to enable anyone, including officers and directors, to purchase the shares offered.

     Purchases of shares by officers and directors will result in management increasing its control of Twinview, Inc. Consequently, this offering could close with a greater percentage of shares being held by present management and with lesser participation by the other investors than would otherwise be the case.

                          Description of securities

     Our authorized capital stock consists of 17,500,000 shares of $.0001 par value common stock and 2,500,000 shares of $.0001 par value voting preferred stock. All shares have equal voting rights and are not assessable. Voting rights are not cumulative. The holders of more than 50% of the voting stock could, if they chose to do so, elect all of the directors.

Common stock

         Upon liquidation, dissolution or winding up of Twinview, and after the payment of liabilities and satisfaction of all claims by shareholders of our preferred stock, our assets will be distributed pro rata to the holders of the common stock. The holders of the common stock do not have preemptive rights to subscribe for any additional securities and they have no right to require us to redeem or purchase their shares. The shares of common stock presently outstanding are, and the shares of common stock which may be sold in future will be, upon issuance, fully paid and nonassessable.

     Holders of our common stock are entitled to share equally in dividends when, as and if declared by the board of directors, out of funds legally available for that purpose after payment of any dividends to the holders of our preferred stock. We have not paid any cash dividends on our common stock, and it is unlikely that any such dividends will be declared in the foreseeable future.

     We presently have a total of 375,000 shares of our common stock issued and outstanding which are held by 4 shareholders.

Preferred stock

         Twinview is authorized to issue 2,500,000 shares of preferred stock, $.0001 par value. The preferred stock may be issued in series from time to time with such designation, rights, preferences and limitations as our board of directors may determine by resolution. The rights, preferences and limitations of separate series of preferred stock may differ with respect to such matters as may be determined by the board of directors, including, without limitation:

     - the rate of dividends;

     - amounts payable on liquidation;

     - sinking fund provisions, if any;

     - conversion rights, if any; and

     - voting rights.

         The potential exists that preferred stock might be issued which would grant dividend preferences and liquidation preferences to preferred shareholders over common shareholders. Twinview has no present plans to issue blank check preferred stock.

     We recently completed a private placement sale of 275,000 shares of our Series A preferred stock. We received approximately $206,250.00 as a result of this sale of shares. These shares are held by 23 shareholders.

         Unless the nature of a particular transaction and applicable statutes require such approval, the board of directors has the authority to issue preferred shares without shareholder approval. The issuance of preferred stock may have the affect of delaying or preventing a change in control of Twinview without any further action by shareholders.

Series A preferred stock

         Our board of directors approved a Certificate of Designation of Rights, Preferences and Number of Shares of Series A Convertible Stock, a copy of which has been filed with the U.S. Securities and Exchange Commission as an exhibit to our registration statement. This certificate is referred to in this prospectus as the "Series A Designation." The Series A Designation establishes one series of convertible preferred stock, consisting of an aggregate of 275,000 shares which is designated as the "Series A preferred stock." A summary of the rights and preferences of the Series A preferred stock is provided below.

         No cash dividends shall be paid on the Series A preferred stock. In the event of any liquidation, dissolution or winding up of Twinview, the holders of the Series A preferred stock shall be entitled to receive the amount of $0.75 per share, prior and in preference to any distribution of any of the assets or surplus funds of Twinview to the holders of the common stock. The Series A preferred stock liquidation preference amount of $0.75 per share, will be adjusted proportionately for any stock splits, combinations or similar events.

         Subject to our right to redeem any outstanding shares of Series A preferred stock, Series A preferred stockholders shall have the right at any time prior to March 22, 2001, to convert any shares of Series A preferred stock held by them into fully paid and nonassessable whole shares of common stock on a 1 for 1 share basis. In order to exercise this conversion right, a Series A preferred stockholder must provide us with a written notice of conversion as described in the Series A Designation, and surrender the Series A preferred stock certificate(s) properly endorsed with a medallion signature guarantee.

         A medallion signature guarantee may be obtained through securities brokerage firms and some banks. The company providing the medallion signature guarantee is supposed to verify that persons endorsing the stock certificate is the registered owner of the shares represented by the stock certificate.


         Upon our receipt of a stockholder's written notice to convert any shares of the Series A preferred stock together with a properly endorsed and properly guaranteed stock certificate, we shall have 30 days within which to mail the registered holder a notice of redemption. We may choose to redeem any or all of the shares surrendered for conversion at the cash redemption price of

$1.25 per share. If we elect to redeem more than 75% of the shares surrendered for voluntary conversion by any stockholder, the stockholder may object by sending written notice of objection to us within 10 days following the holder's receipt of our notice of redemption.

         Should the stockholder properly object, the stockholder will be allowed to convert all of his or her shares of Series A preferred stock in excess of 75% of the amount surrendered for conversion. We must pay the cash redemption price, out of funds legally available for that purpose, to the holder within 30 days following the mailing of the notice of redemption.

     On March 22, 2001, all outstanding shares of our Series A preferred stock shall be deemed to be automatically converted to shares of our common stock on a 1 for 1 share basis.

         We may voluntarily redeem at any time prior to March 22, 2001, any or all shares of Series A preferred stock then outstanding if and to the extent that we have funds legally available for that purpose. If we elect to redeem more than 75% of the Series A preferred stock held by any particular stockholder, the stockholder may object by sending written notice of objection to us within 10 days following the holder's receipt of our notice of redemption.

         Should the stockholder properly object, we will only be permitted to redeem a maximum of 75% of the shares of Series A preferred stock held by an objecting stockholder. In the event of a voluntary redemption by us, the Series A preferred stock to be redeemed shall be redeemed by paying for each share in cash the sum of a $1.25. The redemption price will be adjusted proportionately for any stock splits, combinations or other similar events.


         Except as otherwise provided by law, the holders of common stock and Series A preferred stock shall vote together as a class on all matters to be voted on by the stockholders. Each holder of Series A preferred stock shall be entitled to one vote for each share of common stock which would be issuable upon conversion of all the shares of Series A preferred stock held by such holder on the record date for the determination of stockholders entitled to vote.

         Without the prior consent of the holders of more than 50% of the outstanding shares of Series A preferred stock and common stock voting together as a single class, except where a larger percentage is required by law or our certificate of incorporation, we shall not:

      - pay or declare dividends or distributions on shares of common stock;

      - authorize or issue any securities which would be on a parity with or have any preference or priorities superior to the Series A preferred stock as to dividends or assets; >

      - amend, alter or repeal any provision of our certificate of incorporation, the Series A Designation or our By-Laws in any manner which would adversely affect the preferences, qualifications, special or relative rights or privileges of the Series A preferred stock;

      - enter into any agreement, arrangement or understanding which is inconsistent with the rights of the Series A preferred stock or conflict with the rights, privileges and powers, or the restrictions provided for the benefit of the Series A preferred stock;

      -

    consent to any dissolution, liquidation or winding up of Twinview, or merge or consolidate with any other entity except in a transaction which
(1) we are the surviving corporation, and (2) the merger or consolidation does not violate any other restrictive covenant binding on us.

         Except as otherwise required by law or provided in the Series A Designation, any term of the Series A Designation may be amended and any term may be waived only with the written consent of holders of not less than 75% of the combined voting interests of the shares of Series A preferred stock and common stock.

Restrictions on transfer of shares

     The shares of Series A preferred stock that have been sold by us have not been registered or qualified under the Securities Act of 1933, or the securities law of any state or other jurisdiction. Their sale or transfer has been appropriately restricted.

         Upon conversion of the shares of Series A preferred stock there shall be issued to the holder of the shares an equal number of shares of our common stock, $.0001 par value. These shares shall also be restricted. They may not be sold without first being registered under federal and/or state securities laws, unless sold according to appropriate exemptions from those laws.

A notation will be made on our stock transfer records so that transfers of such shares of our common stock will not be made without compliance with these restrictions.

         Rule 144(d) requires that restricted shares be held for a minimum of one year before they can be resold under Rule 144. For this purpose the time during which the shares of Series A preferred stock are held shall be combined with the time the shares of common stock into which the shares become converted are held. Resales of shares of common stock may be possible under Rule 144 beginning as early as March 2000, subject to compliance with the other provisions of Rule 144.

         In the case of any share exchange, capital reorganization or reclassification in which the common stock is converted into other securities or property, we will make appropriate provisions so that the holder of each share of Series A preferred stock will have equivalent conversion rights.

No market for our shares

         As of the date of this prospectus and for the foreseeable future there is no public or private market for our shares. In the event we are successful in raising capital through this offering there will still be only a limited market for our shares. Only in the event that we are successful in making this initial public offering of our common stock do we anticipate that we will ever have any public market for our securities. In the event there is no market for our shares, you could suffer a total loss of all monies paid to us for our shares. No assurance can be given that we will be able to successfully complete this initial public offering of our common stock and develop and sustain a public market for our common stock.

         Effect of penny stock reform act and rule 15g-9: possible inability to sell our securities in any secondary market

         The shares will be subject to the Penny Stock Reform Act.



    (a) Penny Stock Reform Act. In October 1990 Congress enacted the
Penny Stock Reform Act of 1990 to counter fraudulent practices common in penny stock transactions. Under Rule 3a51-1 of the Exchange Act a security will be defined as a "penny stock" unless it is:

         - listed on approved national securities exchanges;

         - a security registered or approved for registration and traded on a national securities exchange that meets specific guidelines, where the trade is effected through the facilities of that national exchange;

         - a security listed on NASDAQ;

         - a security of an issuer that meets minimum financial requirements;
or

         - a security with a price of at least $5.00 per share in the transaction in question or that has a bid quotation, as defined in the Rule, of at least $5.00 per share.

          Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.

         In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. We anticipate that following a successful completion of this offering, our shares of common stock will be subject to the penny stock rules.


         Under the Penny Stock Reform Act, brokers and/or dealers, prior to effecting a transaction in a penny stock, will be required to provide investors with written disclosure documents containing information concerning various aspects involved in the market for penny stocks as well as specific information about the subject security and the transaction involving the purchase and sale of that security. Subsequent to the transaction, the broker will be required to deliver monthly or quarterly statements containing specific information about the subject security. These added disclosure requirements will most likely negatively affect the ability of purchasers herein to sell their securities in any secondary market.

         (b) Rule 15g-9 promulgated under the Exchange Act imposes additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may also affect the ability of purchasers in this offering to sell their securities in any secondary market.

    Possible issuance of additional securities

        We may need additional financing to grow our proposed business. IF we are able to raise additional funds and we do so by issuing equity securities, you may experience significant dilution of your ownership interest and holders of the new securities issued may have rights senior to those of the holders of our common stock. If we obtain additional financing by issuing debt securities, the terms of these securities could restrict or prevent us from paying dividends and could limit our flexibility in making business decisions. In this case, the value of your investment could be reduced.

    Other provisions

     The shares of common stock offered by this prospectus when issued, will be duly and validly issued, fully paid and nonassessable.

     You will have no preemptive rights with respect to any shares of our capital stock or any other securities convertible into our common stock or rights or options to purchase any such shares.

                              Legal proceedings

         There are no legal proceedings or pending litigation to which we are a party or against any of our officers or directors as a result of their capacities with Twinview, and we are not aware of any threat of such litigation. We are not aware of any proceeding involving us that a governmental authority may be contemplating.

                                Transfer agent

         Twinview has retained OTC Stock Transfer, 231 East 2100 South Salt Lake City, Utah 84105 as transfer agent for our Series A preferred stock and our common stock.

                                   Experts

     The financial statements as of December 31, 1999 and December 31, 1998 and for the periods then ended included in this prospectus, have been audited by Jones, Jensen & Company, LLC independent public accountants, as stated in their report appearing herein and have been so included in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

                             Financial statements

     Our audited financial statements which consist of audited balance sheets as of December 31, 1999 and December 31, 1998, and audited related statements of operations, stockholders' equity and cash flows from inception on November 5, 1998 through December 31, 1999 and accompanying foot notes appear on the following pages.








                        TWINVIEW, INC. AND SUBSIDIARY
                        (A Development Stage Company)

                      CONSOLIDATED FINANCIAL STATEMENTS

                              December 31, 1999

                               C O N T E N T S


Independent Auditors' Report..............................................  3

Consolidated Balance Sheet................................................  4

Consolidated Statements of Operations.....................................  5

Consolidated Statements of Stockholders' Equity ........................... 6

Consolidated Statements of Cash Flows ..................................... 7

Notes to the Consolidated Financial Statements............................  8

                         JONES, JENSEN & COMPANY, LLC
                 Certified Public Accountants and Consultants
                       50 South Main Street, Suite 1450
                          Salt Lake City, Utah 84144
                           Telephone (801) 328-4408
                           Facsimile (801) 328-4461



                         INDEPENDENT AUDITORS' REPORT

To the Stockholders of
Twinview, Inc. and Subsidiary
(A Development Stage Company)
Salt Lake City, Utah


We have audited the accompanying consolidated balance sheet of Twinview, Inc. and Subsidiary (a development stage company) (the Company) as of December 31, 1999 and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 1999, from inception on November 5, 1998 through December 31, 1998 and cumulative from inception on November 5, 1998 through December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Twinview, Inc. and Subsidiary (a development stage company) as of December 31, 1999 and the consolidated results of their operations and their cash flows for the year ended December 31, 1999, from inception on November 5, 1998 through December 31, 1998 and cumulative from inception on November 5, 1998 through December 31, 1999 in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company is a development stage company with no significant operating results to date, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of the uncertainty.

/s/ Jones, Jensen & Company

Jones, Jensen & Company
Salt Lake City, Utah
March 13, 2000

                        TWINVIEW, INC. AND SUBSIDIARY
                        (A Development Stage Company)
                          Consolidated Balance Sheet


                                    ASSETS

                                                              December 31,
                                                                  1999
                                                             --------------
CURRENT ASSETS

 Cash                                                        $     158,199
                                                             --------------
  Total Current Assets                                             158,199
                                                             --------------
FIXED ASSETS (Note 4)                                               19,127
                                                             --------------
  TOTAL ASSETS                                               $     177,326
                                                             ==============

                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

 Accounts payable                                            $       4,562
                                                             --------------


  Total Current Liabilities                                          4,562
                                                             --------------
STOCKHOLDERS' EQUITY

 Preferred stock; $0.0001 par value, 2,500,000 shares
  authorized; 275,000 shares issued and outstanding                     28
 Common stock; $0.0001 par value, 17,500,000 shares
  authorized; 375,000 shares issued and outstanding                     38
 Additional paid-in capital                                        219,233
 Deficit accumulated during the development stage                  (46,535)
                                                             --------------
  Total Stockholders' Equity                                       172,764
                                                             --------------
  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $     177,326
                                                             ==============
      The accompanying notes are an integral part of these consolidated financial statements.

                        TWINVIEW, INC. AND SUBSIDIARY
                        (A Development Stage Company)
                    Consolidated Statements of Operations

                                                                  Cumulative
                                                    From          From
                                                    Inception on  Inception on
                                      For the       November 5,   November 5,
                                      Year Ended    1998 Through  1998 Through
                                      December 31,  December 31,  December 31,
                                      1999          1998          1999
                                      ------------- ------------- ------------
REVENUE                               $          -  $          -  $         -
                                      ------------- ------------- ------------
EXPENSES

 General and administrative                 41,057         6,478       47,535
                                      ------------- ------------- ------------
   Total Expenses                           41,057         6,478       47,535
                                      ------------- ------------- ------------
OTHER INCOME

 Interest income                             1,000             -        1,000
                                      ------------- ------------- ------------
   Total Other Income                        1,000             -        1,000
                                      ------------- ------------- ------------
NET LOSS                              $    (40,057) $     (6,478) $   (46,535)
                                      ============= ============= ============
BASIC LOSS PER SHARE                  $      (0.11) $      (0.02)
                                      ============= =============
BASIC WEIGHTED AVERAGE
 NUMBER OF SHARES OUTSTANDING              375,000       375,000
                                      ============= =============

            The accompanying notes are an integral part of these
                      consolidated financial statements.

                        TWINVIEW, INC. AND SUBSIDIARY
                        (A Development Stage Company)
               Consolidated Statements of Stockholders' Equity
         From Inception on November 5, 1998 through December 31, 1999

                                                                                        Deficit
                                                                                        Accumulated
                                                                             Additional During the
                                     Preferred Stock      Common Stock       Paid-In    Development
                                  Shares      Amount     Shares     Amount   Capital    Stage
                                 ---------- ---------- ---------- ---------- ---------- -----------
Balance at inception on
 November 5, 1998                        -  $       -          -  $       -  $       -  $        -

Common stock issued for cash
 at approximately $0.071
 per share                               -          -    106,626         12      7,488           -

Common stock issued for
 property at approximately
 $0.071 per share                        -          -    268,374         26     19,101           -

Net loss from inception on
 November 5, 1998 through
 December 31, 1998                       -          -          -          -          -      (6,478)
                                 ---------- ---------- ---------- ---------- ---------- -----------
Balance, December 31, 1998               -          -    375,000         38     26,589      (6,478)

Preferred stock issued for cash
 at $0.75 per share                275,000         28          -          -    206,222           -

Stock offering costs                     -          -          -          -    (13,578)          -

Net loss for the year ended
 December 31, 1999                       -          -          -          -          -     (40,057)
                                 ---------- ---------- ---------- ---------- ---------- -----------
Balance, December 31, 1999         275,000  $      28    375,000  $      38  $ 219,233  $  (46,535)
                                 ========== ========== ========== ========== ========== ===========

The accompanying notes are an integral part of these consolidated financial statements.

                                     F-6

                   TWINVIEW, INC. AND SUBSIDIARY
                   (A Development Stage Company)
               Consolidated Statements of Cash Flows


                                                                         Cumulative
                                                           From          From
                                                           Inception on  Inception on
                                             For the       November 5,   November 5,
                                             Year Ended    1998 Through  1998 Through
                                             December 31,  December 31,  December 31,
                                             1999          1998          1999
                                             ------------- ------------- ------------
CASH FLOWS FROM OPERATING ACTIVITIES

 Net loss                                    $    (40,057) $     (6,478) $   (46,535)
 Changes in operating assets and liabilities:
  Increase (decrease) in accounts payable          (7,722)       12,284        4,562
                                             ------------- ------------- ------------
   Net Cash Provided (Used) by
    Operating Activities                          (47,779)        5,806      (41,973)
                                             ------------- ------------- ------------
CASH FLOWS FROM INVESTING ACTIVITIES                    -             -            -
                                             ------------- ------------- ------------
CASH FLOWS FROM FINANCING ACTIVITIES

 Stock offering costs                              (3,348)      (10,230)     (13,578)
 Common and preferred stock issued for cash       206,250         7,500      213,750
                                             ------------- ------------- ------------
   Net Cash Provided by Financing Activities      202,902        (2,730)     200,172
                                             ------------- ------------- ------------
NET INCREASE IN CASH                              155,123         3,076      158,199

CASH AND CASH EQUIVALENTS AT BEGINNING
  OF YEAR                                           3,076             -            -
                                             ------------- ------------- ------------

CASH AND CASH EQUIVALENTS AT END OF YEAR     $    158,199  $      3,076  $   158,199
                                             ============= ============= ============


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash Paid For:

 Interest paid                               $          -  $          -  $         -
 Income taxes paid                           $          -  $          -  $         -

NON-CASH FINANCING ACTIVITIES

 Common stock issued for property            $          -  $     19,127  $    19,127

   The accompanying notes are an integral part of these consolidated financial statements.

                                   F-7

                  TWINVIEW, INC. AND SUBSIDIARY
                  (A Development Stage Company)
          Notes to the Consolidated Financial Statements
                        December 31, 1999


NOTE 1 - NATURE OF ORGANIZATION

The consolidated financial statements presented are those of Twinview, Inc. and its wholly-owned subsidiary, Cafe' Detour, L.L.C. Collectively, they are referred herein as "the Company". The Company was organized under the laws of the State of Delaware on November 5, 1998. The Company was organized for the purpose of marketing beverage products. On November 25, 1998, the Company formed Cafe' Detour, L.L.C. as a wholly-owned subsidiary. Cafe' Detour will be the operating company for a coffeehouse when the construction is completed. As of December 31, 1999, Cafe' Detour, L.L.C. had not commenced operations.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.  Accounting Method

The consolidated financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year end.

b.  Provision for Taxes

At December 31, 1999, the Company had net operating loss carryforwards of approximately $46,000 that may be offset against future taxable income through 2015. No tax benefit has been reported in the consolidated financial statements because the Company believes there is a 50% or greater chance the carryforwards will expire unused. Accordingly, the potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

c.  Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

d.  Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

                  TWINVIEW, INC. AND SUBSIDIARY
                  (A Development Stage Company)
          Notes to the Consolidated Financial Statements
                        December 31, 1999


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

e.  Basic Loss Per Share

The computation of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period of the financial statements. The Company's preferred shares have been excluded from the basic net loss per share calculation as they are antidilutive.

                                               For the Year Ended
                                                December 31, 1999
                                       --------------------------------------
                                          Loss       Shares       Per Share
                                       (Numerator) (Denominator)    Amount
                                       ----------- ------------- ------------
                                       $  (40,057)      375,000  $     (0.11)
                                       =========== ============= ============


                                                From Inception on
                                            November 5, 1998 Through
                                                 December 31, 1999
                                      ---------------------------------------
                                          Loss         Shares      Per Share
                                       (Numerator)  (Denominator)    Amount
                                      ------------ -------------- -----------
                                      $    (6,478)       375,000  $    (0.02)
                                      ============ ============== ===========

f.  Principles of Consolidation

The accompanying consolidated financial statements include those of Twinview, Inc. and its wholly-owned subsidiary, Cafe' Detour, LLC. All significant intercompany accounts and transactions have been eliminated.

g.  Revenue Recognition

The Company currently has no source of revenues. Revenue recognition policies will be determined when principal operations begin.

NOTE 3 - GOING CONCERN

The Company's consolidated financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. The Company recently completed a private placement offering of its series A preferred stock, and now intends to build and operate a coffeehouse.

                  TWINVIEW, INC. AND SUBSIDIARY
                  (A Development Stage Company)
          Notes to the Consolidated Financial Statements
                        December 31, 1999


NOTE 4 - FIXED ASSETS

Fixed assets are made up of architectural plans to be used in the construction of a building and are recorded at cost. Major additions and improvements are capitalized and minor repairs are expensed when incurred. Depreciation will be computed using the straight-line method when construction of the building is complete.

NOTE 5 - PRIVATE PLACEMENT OFFERING

On June 21, 1999, the Company completed a private placement offering in which they issued 275,000 shares of its series A preferred stock at $0.75 per share. The costs incurred with the offering have been charged against the proceeds of the offering.

NOTE 6 - RELATED PARTY TRANSACTIONS

During the year ended December 31, 1999, the Company paid $27,302 as consideration for consulting services rendered by related parties.

                            EXHIBIT A


                      Subscription Agreement

                          TWINVIEW, INC.

                           Common Stock


     1.     SUBSCRIPTION.  Effective the       day of             , 2000, the
undersigned hereby applies to purchase the number of shares stated below of the common stock, $.0001 par value of Twinview, Inc., such purchase being made in accordance with the terms and conditions of the prospectus, dated ___________, 2000 according to which the shares have been offered to the undersigned. This subscription may be accepted or rejected in whole or in part by Twinview, Inc. We have the right, exercisable in our sole and absolute discretion, to accept subscriptions in any order we may determine.

     2. REPRESENTATIONS BY UNDERSIGNED. The undersigned represents and warrants the following to be true and correct:

         (a)  the undersigned has received the prospectus.

         (b) the undersigned acknowledges and understands that no U.S. federal or state agency, nor any governmental agency of any other jurisdiction, has made any recommendation or endorsement of the shares;

         (c) the undersigned recognizes that Twinview, Inc. is newly formed, has no history of operations, revenues or profits and that acquisition of the shares as an investment involves a high degree of risk;

         (d) if an individual, the undersigned is 21 years of age or over and is a bona fide resident of the state set forth in the residence address which such individual has set forth below; and

         (e) all of the representations of the undersigned herein are true and accurate, and Twinview, Inc. and the officers and directors of Twinview, Inc. will and may, without further investigation, rely on such representations.

     3. PAYMENT OF SUBSCRIPTION. The amount of the undersigned's subscription is set forth below and the undersigned encloses payment of such amount herewith by a check, cashier's check or wired funds transfer, payable to "Brighton Bank, escrow agent for Twinview, Inc.," unless the minimum offering as described in the prospectus has been met and the undersigned has been instructed by Twinview, Inc. to make such instrument or payment payable to Twinview, Inc. The undersigned hereby authorizes and directs the officers and directors of Twinview, Inc. to deliver this subscription agreement to Twinview, Inc. and pay the funds delivered herewith to Twinview, Inc., to the extent that the undersigned's subscription has been accepted.

         The undersigned recognizes that if the subscription is rejected in whole, the funds delivered herewith will be returned to the undersigned as soon as practicable without interest or deduction, which investment is subject to the discretion of the officers and directors of Twinview, Inc. If the undersigned's subscription is rejected in part, the funds delivered herewith will, to the extent the subscription is so rejected, be returned to the undersigned promptly without interest or deduction.

     4. CONTINUING ACCURACY OF REPRESENTATIONS. The undersigned agrees to notify Twinview, Inc. immediately if any of the statements described above made herein shall become untrue. Until such notification is given, Twinview, Inc. and its officers and directors will be entitled to rely on the accuracy of the information set forth herein.

     5. OWNERSHIP. The undersigned's interest will be owned and should by shown on Twinview, Inc.'s records as follows:

Name: ___________________________________________________

Name: ___________________________________________________

     6. SUBSCRIPTION QUANTITY. The undersigned does hereby subscribe for __________________________________ shares of Twinview, Inc.'s common stock at a price of $1.00 per Share, for a total subscription price of $ _____________ _______________________ , which amount is enclosed.

     IN WITNESS WHEREOF, the undersigned has executed this subscription agreement.

__________________________________    __________________________________
Name of Subscriber                    Social Security or Tax I.D. Number

__________________________________    __________________________________
Name of Additional                    Social Security or Tax I.D.
Subscriber                            Number of Additional Subscriber
(if more than one)


__________________________________    __________________________________
Residence Address                     Mailing Address (if different from
                                      Residence Address)


__________________________________    _________________________________
City and State  Zip Code              City and State          Zip Code


__________________________________    _________________________________
Home Telephone Number                 Business Telephone Number and Area Code
                                      and Area Code


Form of Ownership:

(Circle One)

Individual        JTROS       Tenants      Community     Custodian     Trustee
Ownership         (all        in Common    Property
                  parties     (both        (one
                  must sign)  parties      signature
                              must sign)   required)


Authorized Signature of                  Authorized Signature of
Subscriber                               Additional Subscriber


__________________________________       _____________________________________

              Outside back cover page of prospectus


     Until ___________, 2000, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

     No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if given or made, such information or representation must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares offered by this prospectus or an offer to sell or a solicitation of an offer to buy the shares in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction


               ____________________________________


                      350,000 shares maximum
                      150,000 shares minimum


                          TWINVIEW, INC.

                           Common stock

                     ________________________

                            Prospectus
                     ________________________


                      _______________, 2000



                          Twinview, Inc.
                        573 East 300 South
                    Salt Lake City, Utah 84102
                          (801) 531-1867

                             Part II

Information not required in prospectus

Item 13. Other expenses of issuance and distribution.

The estimated expenses of the offering, all of which are to be borne by Twinview, Inc. are as follows:

SEC Filing Fee............................................. $     100
Printing Expenses..........................................     1,000*
Accounting Fees and Expenses...............................     1,500*
Legal Fees and Expenses ...................................    10,000*
Escrow Fee.................................................       500*
Blue Sky Fees and Expenses ................................     2,000*
Registrar and Transfer Agent Fees..........................     1,000*
Edgarizing and Miscellaneous Expenses......................     3,900*
Total...................................................... $  20,000*
                                                            ---------
__________________________

*Estimated

Item 14.  Indemnification of directors and officers.

The registrant's certificate of incorporation provides that the personal liability of the directors of the registrant shall be limited to the fullest extent permitted by the provisions of Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "DGCL"). Section 102(b)(7) of the DGCL generally provides that no director shall be liable personally to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, however, the certificate of incorporation does not eliminate the liability of a director for (i) any breach of the director's duty of loyalty to the registrant or its stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) acts or omissions in respect of unlawful dividend payments or stock redemptions or repurchases; or (iv) any transaction from which such director derives improper personal benefit. The effect of this provision is to eliminate the rights of the registrant and its stockholders, through stockholder's derivatives suits on behalf of the registrant, to recover monetary damages against a director for breach of his or her fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except in the situations described in clauses (i) through (iv) above. The limitations summarized above, however, do not affect the ability of the registrant or its stockholders to seek nonmonetary remedies, such as injunction or rescission, against a director for breach of his or her fiduciary duty. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers, or persons controlling the registrant according to the provisions described above, the registrant has been informed that in the opinion of the Securities and Exchange Commission (the "Commission"), such indemnification is against public policy as expressed in the Securities Act and is, unenforceable.

In addition, the certificate of incorporation of the registrant provides that the registrant shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify all persons whom it may indemnify according to Section 145 of the DGCL. Section 145 of the DGCL permits a company to indemnify an officer or director who was or is a party or is threatened to be made a party to any proceeding because of his or her position, if the officer of director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The registrant's certificate of incorporation, as amended (the "Charter"), provides that the registrant shall, to the fullest extent permitted by applicable law, indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described above by reason of the fact that he or she is or was or has agreed to become a director or officer of the registrant, or is serving at the request of the registrant as director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, provided that with respect to any action, suit or proceeding initiated by a director or officer, the registrant shall indemnify such director or officer only if the action, suit or proceeding was authorized by the registrant's board of directors or is a suit for enforcement of rights to indemnification or advancement of expenses in accordance with the procedure prescribed in the Charter. The Charter also provides that the expenses of directors and officers incurred as a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, shall be paid by the registrant as they are incurred and in advance of the final disposition of the action, suit or proceeding, provided that if applicable law so requires, the advance payment of expenses shall be made only upon receipt by the registrant of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event it is ultimately determined by a final decision, order or decree of a court of competent jurisdiction that the director or officer is not entitled to be indemnified for such expenses under the Charter.

The registrant currently maintains no director's and officer's insurance policy or any liability insurance concerning its officers and directors.

Item 15. Recent sale of securities.

    Twinview, Inc. engaged in two offerings of securities prior to filing this registration statement. The first offering took place between November 5, 1998 and November 19, 1998, and involved the sale of 375,000 shares of common stock in connection with the organization of Twinview, Inc. These shares were sold to the following persons:

a) 93,750 shares of common stock to Patrick K. Hogle which were subsequently transferred to Buckaroo, Ltd. (1)
b) 93,750 shares of common stock to John S. Girvan which were subsequently transferred to JGPG Ltd. (1)
c)     93,750 shares of common stock to Claire A. Singleton(1)

d)     93,750 shares of common stock to RP II, Ltd. (2)
____________

(1) Each of Messrs. Hogle, Girvan and Singleton paid $2,500 cash and contributed a 22.73% interest in architectural plans to Twinview, Inc. as consideration for their shares of common stock in Twinview, Inc.
(2) RP II, Ltd. contributed a 31.81% interest in architectural plans to Twinview, Inc. as consideration for its shares of common stock in Twinview, Inc.

    In the first offering, Twinview, Inc. sold shares to persons who are accredited investors. These shares were sold in reliance on Section 4(2) of the Securities Act of 1933, and were appropriately restricted as to transfer.


    In Twinview, Inc.'s second offering, Twinview, Inc. sold 275,000 shares of its Series A preferred stock to a total of 23 persons who paid $0.75 per share, or $206,250 total, in cash to Twinview, Inc. This offering commenced December 22, 1998 and was completed by June 20, 1999.

With respect to the sales made in the Series A preferred stock private placement, Twinview, Inc. relied on Rule 506 of Federal Regulation D. No advertising or general solicitation was employed in offering the shares. The securities were sold to 18 accredited investors and 5 non-accredited investors. All non-accredited investors who purchased in the offering are sophisticated investors. Both accredited and non-accredited investors received a copy of Twinview, Inc.'s detailed private placement memorandum dated December 22, 1998. The securities were offered for investment purposes only and not for the purpose of resale or distribution, and the transfer thereof was appropriately restricted by Twinview, Inc.

Item 16. Exhibits and financial statement schedules.

(a) The following exhibits are filed as part of this Registration Statement according to Item 601 of the Regulation S-B:

Exhibit No.               Title
----------                -------
    1.1                Proceeds escrow agreement
    1.2                Subscription agreement
    3.1                Certificate of incorporation
    3.2                By-laws
    4.1                Certificate of designation of rights, preferences and
                         number of shares of Series A convertible preferred stock
    5.1                Opinion of Robert N. Wilkinson, Esq. regarding legality
   23.1                Consent of Robert N. Wilkinson, Esq.
   23.2                Consent of Jones, Jensen & Company
   27.1                Financial data schedule

(b)     Financial statement schedules:

All applicable information is included in the audited financial statements.

Item 17.  Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Twinview, Inc. according to the provisions described above, or otherwise, Twinview, Inc. has been advised that in the opinion of the Securities and Exchange

Commission such indemnification is against public policy as expressed in the Act and is, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by Twinview, Inc. of expenses incurred or paid by a director, officer or controlling person of Twinview, Inc. in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, Twinview, Inc. will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned Company hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933:

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.


    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove any registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                            Signatures

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Pre-effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, in the city of Salt Lake City, State of Utah on May 4, 2000.

                                  TWINVIEW, INC.


                                  By /s/ Patrick K. Hogle
                                        ---------------------------------
                                          Patrick K. Hogle, President

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


    Date: May 4, 2000                /s/ Patrick K. Hogle
                                        --------------------------------
                                        Patrick K. Hogle, President,
                                        Chief Executive Officer and  Director


    Date: May 4, 2000                /s/ John S. Girvan
                                        --------------------------------
                                         John S. Girvan, Secretary, Treasurer,
                                         Chief Financial Officer, Chief
                                         Accounting Officer and  Director

                          Exhibit Index


Exhibit No.      Title                                            Page
----------       ------                                          ------
    1.1          Proceeds escrow agreement.................Initial filing
    1.2          Subscription agreement....................     68
    3.1          Certificate of incorporation.............. Initial filing
    3.2          By-Laws................................... Initial filing
    4.1          Certificate of designation of
                  rights, preferences and number
                  of shares of Series A convertible
                  preferred stock.......................... Initial filing
    5.1          Opinion of Robert N. Wilkinson, Esq.
                   regarding legality...................... Initial filing
   23.1          Consent of Robert N. Wilkinson, Esq....... Initial filing
   23.2          Consent of Jones, Jensen &  Company.......      71
   27.1          Financial data schedule................... Amendment no.1